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                                                                    Exhibit 21.1

                         Subsidiaries of the Registrant

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                                                                State of
                                                            Incorporation or
   Parent            Subsidiaries          Ownership          Organization
   ------            ------------          ---------          ------------
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Westfield           Westfield Bank           100%            Massachussetts
Financial, Inc.
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Westfield Bank      Elm Street Real       Majority-owned     Delaware
                    Estate Investments,
                    Inc.
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